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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 21, 1998


                                     0-27352
                            (Commission File Number)

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                                 HYBRIDON, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                            3072298
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  (State of Incorporation)                               (IRS Employer
                                                      Identification Number)

               620 Memorial Drive, Cambridge, Massachusetts 02139
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              (Address of registrant's principal executive office)

                                 (617) 528-7000
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                         (Registrant's telephone number)

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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

        On April 21, 1998, as part of a private placement (the "Offering"), Hybridon, Inc. (the "Company") sold $300,000 in principal amount of Notes due 2007 (the "Offering Notes"), and warrants (the "Warrants") to purchase common stock, par value $.001 per share, of the Company, pursuant to the terms of the Offering described in its Current Report on Form 8-K, and the press release filed as an exhibit thereto, dated January 22, 1998 (the "January 22, 1998 8-K"). The Offering Notes were issued at face value in offshore transactions pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The purchasers of the Offering Notes were accredited investors (as defined in Regulation D promulgated under the Securities Act).

        The terms of conversion of the Offering Notes and the terms of the Warrants are described in the January 22, 1998 8-K.

        The net proceeds to the Company from the Offering are presently intended to be used for general corporate purposes, primarily research and product development activities, including costs of preparing Investigational New Drug applications and conducting preclinical studies and clinical trials, the payment of payroll and other accounts payable and for debt service required under the Company's debt obligations.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 HYBRIDON, INC.

                                 By:   /s/ E. ANDREWS GRINSTEAD, III
                                       ---------------------------------
                                       Name:   E. Andrews Grinstead, III
                                       Title:  Chairman of the Board,
                                               President and Chief
                                               Executive Officer

                                 Date: April 27, 1998